UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2011

COMMISSION FILE NUMBER:  000-52488

INFRAX SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	20-2583185
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

6365 53rd Street North, Pinellas Park, FL 33781
(Address of Principal Executive Offices)

(727) 498-8514
(Registrant's Telephone Number, Including Area Code)

Not Applicable
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 8.01 Other Events.

INFRAX SYSTEMS, Inc., a global provider of unified Smart Grid-related products and services for the Energy and Utility industries, announced today that it has entered into an agreement to acquire controlling interest in Lockwood Technology Corporation, a leading integrator of RFID-based software and hardware solutions for asset management, from Daedalus Capital, LLC.

Under the terms of the agreement, Infrax systems will acquire 70% interest in Lockwood Technology Corporation ("LTC"), a private company, currently located 25 Constitution Drive, Suite 102, Bedford, NH, 03110, controlled by Daedalus Capital, LLC.,  from Daedalus Capital in a stock-based transaction valued at $1,650,000. As part of the transaction, Daedalus Capital will also provide additional working capital to Infrax and fund current development activities of Lockwood. Infrax will continue to support Lockwood Technology's customer base and utilize their expertise in future smart grid deployment projects. Additionally, for the purposes of funding, Daedalus will be issued cash exercisable warrants at a fixed price, callable at predetermined market prices.

Infrax plans to incorporate Lockwood's RFID-based tracking solutions into its complete product portfolio and to continue to expand the company's integration partner and affiliate programs.  The acquisition is expected to close within 60 days after the completion of due diligence. Additional financial details of the transaction will be disclosed with the completion of the acquisition or when available.

Item 9.01 Financial Statements and Exhibits

a)	Not applicable.
b)	Not applicable.
c)	Not applicable.
d)	Exhibits: Press Release Relating to Infrax Intent to Purchase Lockwood Technology Corporation.

Exhibit No.	Description
99.1	Press Release Relating to Infrax Intent to Purchase Lockwood Technology Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Infrax Systems, Inc.

Dated: February 10, 2010	/s/ Mr. Paul J. Aiello
Mr. Paul J. Aiello
Principal Executive Officer